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                                                                   Exhibit 10 CC

                        MERCANTILE BANKSHARES CORPORATION
                                OPTION AGREEMENT

         This Option Agreement is entered into this 7th day of May, 2002, by and between Mercantile Bankshares Corporation ("MBC"), a Maryland corporation, and Jack E. Steil ("Grantee").

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the definitions set forth in Sections
1.1 through 1.18 shall be applicable.

         Section 1.1 Affiliate. "Affiliate" shall mean: (i) any corporation in which MBC owns, directly or indirectly, within the meaning of (S)424(f) of the Code, fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation on a Grant Date; and (ii) any parent corporation of MBC, within the meaning of (S)424(e) of the Code.

         Section 1.2 Agreement. "Agreement" shall mean this Option Agreement and shall include the Plan, which is hereby incorporated into and made a part of the Agreement.

         Section 1.3 Anniversary Date. "Anniversary Date" shall mean March 12 of each of the first three years after the Grant Date.

         Section 1.4 Board. "Board" shall mean the Board of Directors of MBC.

         Section 1.5 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

         Section 1.6 Committee. "Committee" shall mean the Committee appointed pursuant to Section 3.3 of the Plan.

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         Section 1.7 Disability. "Disability" shall mean Grantee's inability to engage in any substantial gainful activity, by reason of any medically determined physical or mental impairment that may be expected to result in death or that has lasted or may be expected to last for a continuous period of not less than twelve (12) months, as determined by the Committee based on proof of the existence of such disability in such form and manner and at such times as the Committee may require.

         Section 1.8 Exercise Date. "Exercise Date" shall mean the date on which the Committee receives the written notice required under Section 3.2 of this Agreement that Grantee has exercised the Option.

         Section 1.9 Fair Market Value. "Fair Market Value" of a share of Stock on the Grant Date or Exercise Date, as the case may be, shall be calculated in accordance with the Plan, in good faith in accordance with the Code.

         Section 1.10 Grant Date. "Grant Date" shall mean March 12, 2002.

         Section 1.11 Incentive Stock Option. "Incentive Stock Option" shall mean an option as defined in (S)422(b) of the Code.

         Section 1.12 Normal Retirement Date. "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date on which Grantee attains age sixty-five (65).

         Section 1.13 Option. "Option" shall mean an option to acquire Stock and, to the fullest extent permitted by the Code and other applicable law, shall mean an Incentive Stock Option.

         Section 1.14 Option Amount. "Option Amount" shall mean 15,000 shares of Stock.

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         Section 1.15 Option Price. "Option Price" shall mean the price per share of Stock at which the Option may be exercised.

         Section 1.16 Plan. "Plan" shall mean the Mercantile Bankshares Corporation 1999 Omnibus Stock Plan.

         Section 1.17 Retirement. "Retirement" shall mean early or normal retirement in accordance with the terms of The Cash Balance Plan for Employees of Mercantile Bankshares Corporation and Participating Affiliates, as it may exist from time to time, or any successor plan.

         Section 1.18 Stock. "Stock" shall mean shares of MBC's authorized but unissued common stock.

                                    ARTICLE 2

                                 GRANT OF OPTION

         Section 2.1 Grant of Option. On the Grant Date, MBC, pursuant to the Plan, granted to Grantee an Option to purchase shares of Stock, not to exceed the Option Amount, at an Option Price of $44.99 per share. To the fullest extent permitted by the Code and other applicable law, the Option shall be an Incentive Stock Option.

         Section 2.2 Term of Option. The Option granted pursuant to Section 2.1 shall expire on March 11, 2012, unless and to the extent that the Option terminates earlier pursuant to other provisions of this Agreement.

                                    ARTICLE 3

                               EXERCISE OF OPTION

         Section 3.1 Exercisability of Option. The Option shall become exercisable in three equal or substantially equal annual installments (with such adjustments as MBC shall deem appropriate to avoid fractional share amounts) commencing on the first

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Anniversary Date, unless and to the extent the Option has earlier terminated pursuant to the provisions of this Agreement.

         Section 3.2 Manner of Exercise. The Option may be exercised, in whole or in part, by delivering written notice to the Committee in such form as the Committee may require from time to time. Such notice shall specify the number of shares of Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Stock as to which the Option is being exercised. Payment of the Option Price may be made either in cash or shares of Stock (including shares of Stock acquired upon the exercise of an option) having a total Fair Market Value on the Exercise Date equal to the Option Price multiplied by the number of shares of Stock as to which the Option is being exercised. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. The minimum number of shares of Stock for which the Option may be exercised shall be the lesser of one hundred (100) shares or the entire number of shares for which the Option is exercisable on the Exercise Date. If, as of the third Anniversary Date, the total number of shares as to which the Option is exercisable includes a partial share, the Option for such partial share, whether or not previously designated by the Committee as an Incentive Stock Option, shall be deemed to be a non-Incentive Stock Option. On the first date, on or after the third Anniversary Date, that the Fair Market Value of a share of Stock equals or exceeds the Option Price, Grantee shall be deemed to have simultaneously exercised the Option for such partial share and to have sold same to MBC for such Fair Market Value. MBC shall remit to Grantee, in payment of the purchase price for such partial share, the excess, if any, of the Fair Market Value of such partial share over the Option Price.

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         Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, and upon payment of the Option Price for the shares of Stock as to which the Option is exercised, MBC shall issue to Grantee the number of shares of Stock so paid for, in the form of fully paid and non-assessable Stock.

         Section 3.4 Loan or Guaranty. Solely at the discretion of the Committee, and upon Grantee's written request, MBC may, but shall not be required to, assist Grantee in the exercise of the Option by making a loan to Grantee or by guaranteeing a third-party loan to Grantee. Such a loan or guaranty shall be conditioned upon prior receipt by the Committee of satisfactory assurances of Grantee's net worth and repayment ability. Subject to Regulation U of the Federal Reserve Board, any such loan or guaranty may be in an amount up to one hundred percent (100%) of the Option Price of the shares of Stock as to which the Option is being exercised. All loans shall bear interest at a rate determined by the Committee based upon loans of similar maturity, but in no event shall the interest rate be less than the rate necessary to avoid the imputation of interest or original issue discount under the provisions of the Code. All other terms of any loan or guaranty (including terms of repayment) shall be established by the Committee, subject to Regulation U of the Federal Reserve Board and all other applicable federal and state laws and regulations.

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                                    ARTICLE 4

                            TERMINATION OF EMPLOYMENT

         Section 4.1 Termination of Employment For Reason Other Than Death, Disability or Retirement. The Option granted to Grantee shall terminate with respect to any shares of Stock as to which the Option has not been exercised as of the date Grantee is no longer employed by either MBC or an Affiliate for any reason other than Grantee's death, disability or retirement, whether or not the Option was exercisable on such date.

         Section 4.2 Upon Grantee's Death. In the event that upon Grantee's date of death any portion of the Option is exercisable, then Grantee's executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, may exercise all or any part of the portion of the Option exercisable as of the date of death, provided such exercise occurs within twelve (12) months after the date Grantee dies, but not later than the end of the stated term of the Option. Upon Grantee's death, the portion of the Option, if any, that has not become exercisable as of the date of Grantee's death shall terminate on the date of Grantee's death.

         Section 4.3 Termination of Employment By Reason of Disability. In the event that Grantee ceases to be an employee of MBC or an Affiliate by reason of Disability, the portion of the Option, if any, that has become exercisable as of the date of Disability may be exercised in whole or in part at any time on or after the date of Disability, but not later than the end of the stated term of the Option or as otherwise provided by the

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provisions of Section 4.2 of this Agreement. Upon Grantee's termination of employment by reason of Disability, the portion of the Option, if any, that has not become exercisable as of the date of Disability shall terminate on the date of Disability.

         Section 4.4  Termination of Employment By Reason of Retirement.

                (a)   Early Retirement.

                      (i) Exercisable Portion of Option. In the event that Grantee ceases to be an employee of MBC or an Affiliate by reason of Retirement at any time prior to Grantee's Normal Retirement Date, the portion of the Option, if any, that has become exercisable as of the date of Retirement may be exercised in whole or in part at any time on or after the date of Retirement, but not later than the end of the stated term of the Option or as otherwise provided by the provisions of Section 4.2 of this Agreement.

                      (ii) Non-exercisable Portion of Option. In the event that Grantee ceases to be an employee of MBC or an Affiliate by reason of Retirement at any time prior to Grantee's Normal Retirement Date, the portion of the Option, if any, that has not become exercisable as of the date of Retirement shall terminate on the date of Retirement.

                (b)   Normal Retirement.

                      (i) Exercisable Portion of Option. In the event that Grantee ceases to be an employee of MBC or an Affiliate by reason of Retirement on or after Grantee's Normal Retirement Date, the portion of the Option, if any, that has become exercisable as of the date of Retirement may be exercised in whole or in part at any time on or after the date of Retirement, but not later than the end of the stated term of the

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Option or as otherwise provided by the provisions of Section 4.2 of this
Agreement.

                      (ii) Non-exercisable Portion of Option. In the event that upon the occurrence of Grantee's Retirement on or after Grantee's Normal Retirement Date all or a portion of the Option has not become exercisable solely because one (1) or more of the first three (3) Anniversary Dates have not occurred (hereinafter referred to as the "Remaining Portion"), then such Remaining Portion shall become exercisable upon the date of Retirement. In all cases, the Remaining Portion shall not include any portion of the Option that has terminated pursuant to other provisions of this Agreement. The Remaining Portion of the Option that becomes exercisable on such Retirement date may be exercised in whole or in part at any time thereafter, but not later than the end of the stated term of the Option or as otherwise provided by the provisions of
Section 4.2 of this Agreement.

                                    ARTICLE 5

                                  MISCELLANEOUS

         Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall be construed as a contract of employment between MBC (or an Affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of MBC or an Affiliate, or as a limitation of the right of MBC or an Affiliate to discharge Grantee at any time.

         Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him upon the due exercise of the Option.

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         Section 5.3 Notice of Disqualifying Disposition. If Grantee makes a disposition (as that term is defined in (S)424(c) of the Code) of any shares of Stock acquired pursuant to the exercise of an Incentive Stock Option within two
(2) years of the Grant Date or within one (1) year after the shares of Stock are transferred to Grantee, Grantee shall notify the Committee of such disposition in writing.

         Section 5.4 Withholding Taxes. MBC or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in (S)424(c) of the Code) of shares of Stock acquired pursuant to the exercise of the Option. In lieu of such deduction, MBC may require Grantee to make a cash payment to MBC or an Affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, MBC may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

         Section 5.5 Nontransferability of Option. Except as otherwise determined by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee's guardian or legal representative.

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         Section 5.6 Agreement Subject to Charter and By-Laws. This Agreement is
subject to the Charter and By-Laws of MBC, and any applicable federal or state laws, rules or regulations.

         Section 5.7 Gender. As used herein the masculine shall include the feminine as the circumstances may require.

         Section 5.8 Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         Section 5.9 Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of MBC or an Affiliate, or to MBC for the attention of its Secretary at its principal office.

                                    ARTICLE 6

                               SCOPE OF AGREEMENT

         Section 6.1 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and shall be binding upon MBC, its successors and assigns and upon Grantee and Grantee's heirs, personal representatives and assigns. This Agreement may be modified by the Committee as permitted by the Plan, including modification under Section 9.3 thereof and any modification to comply with the Code or to cure any ambiguity or to correct or supplement any provision which may be inconsistent with any other provision or which may be otherwise defective.

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         Section 6.2 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures evidencing execution of this Agreement on behalf of the Corporation may be in facsimile or photocopy form.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                           MERCANTILE BANKSHARES CORPORATION


 /s/ Alan D. Yarbro               By: /s/ Edward J. Kelly, III
---------------------------          ------------------------------------------
Alan D. Yarbro                            Edward J. Kelly, III
Secretary                                 President and Chief Executive Officer



WITNESS:                          GRANTEE



 /s/ Ruth Nash                        /s/ Jack E. Steil
---------------------------       ---------------------------------------------
                                  Signature

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